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FOR IMMEDIATE RELEASE

CONTACTS:          Lori Zimmerman
                   Investor Relations
                   610-925-2000

                   Lisa Salamon
                   Public Relations
                   610-444-8433

            Genesis Announces $225 Million NeighborCare Bond Offering

KENNETT SQUARE, PA - (October 16, 2003) - Genesis Health Ventures, Inc. (the "Company") today announced its intention to offer $225 million aggregate principal amount of Senior Subordinated Notes due 2013 in the name of NeighborCare, Inc.

As previously announced, the Company will change its name to NeighborCare at the time it spins-off its eldercare operations into the newly formed eldercare company, Genesis HealthCare Corporation.

The proceeds from the issuance of the Senior Subordinated Notes will be held in escrow pending the consummation of the spin-off. Upon consummation of the spin-off, the proceeds will be used to repay a portion of the Company's existing debt and for general corporate purposes. The Notes will be unsecured senior subordinated obligations of NeighborCare and will be subordinated in the right of payment to all existing and future senior indebtedness of NeighborCare.

The Notes have not been registered under the Securities Act of 1933 (the "Act"). Accordingly, the Notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration under the Act.

About Genesis Health Ventures
Genesis Health Ventures (NASDAQ: GHVI) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis ElderCare skilled nursing and assisted living facilities. Other Genesis healthcare services include rehabilitation and respiratory therapy, group purchasing, and diagnostics.



Visit our website at http://www.ghv.com

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Statements made in this release and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may", "target" and similar expressions. Such forward looking statements include, without limitation, statements regarding the proposed sale of GHC Notes or NeighborCare Notes, the effect and timing of the spin-off of our eldercare operations, expected changes in reimbursement rates, inflationary increases in state Medicaid rates, self-insurance retention limits, and earnings guidance for the fiscal year 2003. Factors that could cause actual results to differ materially include, but are not limited to, the following: a change in the record date resulting from a delay in completion of the conditions to the spin-off, costs, delays and other difficulties related to the spin-off, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in


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insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; an economic downturn or changes in the laws affecting our business in those markets in which we operate; the terms of any share repurchase; that there can be no assurance that any spin-off transaction will be completed or completed in the expected timeframe and if completed will increase shareholder value, that there can be no assurance that the proposed transactions with ElderTrust and related partnerships will be completed, will be completed on the expected terms and in the expected timeframe or will have the expected economic effect, and that there can be no assurance that the GHC Notes or NeighborCare Notes will be sold.

         The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


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